UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 5, 2011

Kenergy Scientific, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-12050720-1862816	20-1862816
(State of	(Commission	(I.R.S. Employer
organization)	File Number)	Identification No.)

6 Minneakoning Road, Flemington, NJ		08822
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       908-788-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5               Corporate Governance and Management
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2011, the Company amended its Certificate of Incorporation authorized by the unanimous written consent of the Board of Directors on April 29, 2011 and adopted by the shareholders through written consent in lieu of meeting of a majority of the voting common stock shares of the Corporation on January 19, 2011 with the following provisions:

a.	All of the Class A Common Stock Shares shall be consolidated pursuant to a reverse split in the ratio of one (1) new share for every eight hundred (800) shares currently held by a stockholder.
b.
No fractional shares or scrip shall be issued in connection with the reverse split and all calculations that would result in the issuance of a fractional share shall be rounded up into one (1) whole new share.

c.
Prior to the reverse split, there were a total of twenty billion (20,000,000,000) Class A Common Stock Shares, no par value per share, authorized of which 9,924,630,443 Class A Common Stock Shares, no par value per share, were issued and outstanding and 10,075,369,557 shares were unissued.  Following the reverse split, there were 12,405,789 shares of Class A Common Stock Shares, no par value per share, issued and outstanding and 12,594,211 shares unissued.

Pending review by FINRA, the Company anticipates the effective date of the reverse split to be May 31, 2011.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1           Amendment to the Certificate of Incorporation dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenergy Scientific, Inc.

Date: May 23, 2011	By: /s/ Kenneth P. Glynn
Kenneth P. Glynn
President and Chief Executive Officer

INDEX OF EXHIBITS

3.1	Amendment to the Certificate of Incorporation dated May 5, 2011.